Exhibit 99.1

REVOCABLE PROXY

AMERIANA BANCORP

SPECIAL MEETING OF SHAREHOLDERS

[•], 2015

[•]:[•][•].m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Ameriana Bancorp (the “Company”), consisting of [•],[•] and [•] or any of them, with full power of substitution in each, to act as proxy for the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote only at the Special Meeting of Shareholders to be held on [•], 2015 at [•]:[•][•].m., local time, at [•],[•],[•], Indiana and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	Approval of the Agreement and Plan of Reorganization and Merger, dated June 26, 2015, between First Merchants Corporation and Ameriana Bancorp, and to approve the transactions contemplated thereby (the “Merger Proposal”).

FOR	AGAINST	ABSTAIN

☐	☐	☐

2.	Approval of one or more adjournments of the Ameriana Bancorp special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	Approval of a proposal on an advisory (non-binding) basis of compensation that may become payable to certain executive officers of Ameriana Bancorp in connection with the merger of Ameriana Bancorp with and into First Merchants Corporation.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the listed proposals. If any other business is presented at the Special Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote on matters incident to the conduct of the meeting.

Dated:
SIGNATURE OF SHAREHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Dear 401(k) Plan Participant:

On behalf of the Board of Directors of Ameriana Bancorp (the “Company”), I am forwarding you the attached green voting instruction card provided to convey your voting instructions to Principal Trust Company (the “Trustee”) on the proposals to be presented at the Special Meeting of Shareholders of Ameriana Bancorp to be held on [•], 2015. Also enclosed is a Notice and Proxy Statement for the Special Meeting of Shareholders.

As a holder of Ameriana Bancorp common stock under the Ameriana 401(k) Plan (the “401(k) Plan”), you are entitled to direct the Trustee how to vote the shares of common stock you hold under the 401(k) Plan as of [•], 2015, the record date for the Special Meeting. If the Trustee does not receive your instructions by [•], 2015, the Trustee will vote your shares in a manner calculated to most accurately reflect the instructions received from other 401(k) Plan participants.

Please complete, sign and return the enclosed green voting instruction card in the postage paid envelope provided.

Sincerely,

Jerome J. Gassen
President and Chief Executive Officer

VOTING INSTRUCTION CARD

AMERIANA BANCORP – 401(k) PLAN

SPECIAL MEETING OF SHAREHOLDERS

[•], 2015

[•]:[•][•].m., Local Time

The undersigned hereby directs Principal Trust Company, the Trustee of the Ameriana 401(k) Plan (the “Plan”), to vote all shares of common stock of Ameriana Bancorp (the “Company”) credited to the undersigned’s account(s) for which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on [•], 2015 at [•]:[•][•].m., local time, at [•],[•],[•], Indiana and at any and all adjournments thereof, as follows:

1.	Approval of the Agreement and Plan of Reorganization and Merger, dated June 26, 2015, between First Merchants Corporation and Ameriana Bancorp, and to approve the transactions contemplated thereby (the “Merger Proposal”).

FOR	AGAINST	ABSTAIN

☐	☐	☐

2.	Approval of one or more adjournments of the Ameriana Bancorp special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	Approval of a proposal on an advisory (non-binding) basis of compensation that may become payable to certain executive officers of Ameriana Bancorp in connection with the merger of Ameriana Bancorp with and into First Merchants Corporation.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Date:
Sign above

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN

THE ENCLOSED POSTAGE-PAID ENVELOPE NO LATER THAN [•], 2015.